Tidal Trust II 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 28, 2026 and August 21, 2026, relating to the financial statements and financial highlights of Defiance Daily Target 2X Long Copper Miners ETF, Defiance Daily Target 2X Long RIOT ETF, Defiance Daily Target 2X Short AMD ETF, Defiance Daily Target 2X Short ASTS ETF, Defiance Daily Target 2X Short BMNR ETF, Defiance Daily Target 2X Short TSM ETF, Defiance Daily Target 2X Long KEEL ETF, Defiance Daily Target 2X Long LUNR ETF, Defiance Daily Target 2X Long ONDS ETF, Defiance Daily Target 2X Long PL ETF, and Defiance Daily Target 2X Long RKT ETF, each a series of Tidal Trust II, which are included in Form N-CSR for the period or year ended April 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
August 24, 2026